UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	July 26, 2006

THE CHILDREN'S PLACE RETAIL STORES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-23071 (Commission File Number)	31-1241495 (IRS Employer ID Number)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(201) 558-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On July 26, 2006, The Children's Place Retail Stores, Inc. issued a press release announcing that Tara Poseley will be joining the Company as Senior Vice President and President, Disney Store North America. Ms. Poseley is expected to join the Disney Store North America in September 2006. Ms. Poseley most recently served as President and Chief Executive Officer of Design Within Reach. Before Design Within Reach, Ms. Poseley served as Senior Vice President of GapKids/babyGap. Ms. Poseley held various management positions within merchandising and operations for Gap Inc. (NYSE: GPS) over a period of 15 years. A copy of the Company's press release is included as Exhibit 99.1.

Item 9.01 Exhibits

(a)	Exhibits:

99.1	Press Release dated July 26, 2006.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN'S PLACE RETAIL STORES, INC. By: /s/ Steven Balasiano Name: Steven Balasiano Title: Senior Vice President, Chief Administrative Officer, General Counsel & Secretary

Dated: July 26, 2006

INDEX TO EXHIBITS

Current Report on Form 8-K
dated July 26, 2006
The Children's Place Retail Stores, Inc.

99.1     Press Release dated July 26, 2006.